Exhibit 10.11(b).1
Amended Schedule of Participants to Form of Non-CEO Amended and Restated Change in Control Agreement (12.31.2025)

Scott A. Richardson
Mark C. Murray
Chuck B. Kyrish
Ashley B. Duffie